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                             ENVIROTEST SYSTEMS CORP.

                                                                 April 20, 1998


C. Michael Alston, Esq.
9706 Mill Race Estates Drive
Vienna, Virginia 22182



Dear Mr. Alston:

     This letter sets forth your employment arrangement with Envirotest Systems Corp. (the "Company"), and amends that certain Separation, Release and Waiver Agreement (the "Separation Agreement"), dated as of September 30, 1997, by and between you, the Company and its affiliates and parents. You shall serve as corporate counsel for the Company with the salary and other benefits specified in paragraphs 1(a)-(e) and 5 of that certain Separation Agreement. For purposes of this letter, the "Separation Date" means the date your current employment with the Company terminates.

     You acknowledge that the Company has granted you an option to purchase 36,667 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Stock") at the exercise price of $6.750 per share pursuant to a grant letter dated February 12, 1998 and attached hereto. The Company has taken all action required of the Company to authorize the grant of such option and the execution and sending of such grant letter.

     In the event of a Change of Control (as defined in such grant letter), or, if earlier, upon your termination of your employment for any reason (alternatively, the "Trigger Date"), the Company shall (i) pay you, cash lump sum in the amount equal to $123,751.13 and (ii) provide you with the salary and benefits specified in the first paragraph of this letter for the twelve-month period commencing on the date of such Change of Control Trigger Date.

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      Please acknowledge that this letter sets forth our understanding of your employment arrangements by signing below.


                                             ENVIROTEST SYSTEMS CORP.




                                             /s/ Chester C. Davenport
                                             --------------------------
                                             By:
                                             Name:
                                             Title:


     ACKNOWLEDGED AND AGREED TO

     /s/ C. Michael Alston
     ---------------------------
     C. Michael Alston